Exhibit 32.1

Certification of Chief Executive Officer Required by Rule 13a-14(b)

and Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Douglas A. Pertz, the Interim Chief Executive Officer of Mosaic Global Holdings Inc., certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2004 of Mosaic Global Holdings Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Mosaic Global Holdings Inc.

November 9, 2004

/s/ Douglas A. Pertz
Douglas A. Pertz